                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                    FORM 8-K
                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                Date of report (Date of earliest event reported):

                                  March 7, 2002


                               ZENEX TELECOM, INC.
             (Exact name of registrant as specified in its charter)


       COLORADO                       0-24684                    73-1587867
(State or other jurisdiction    (Commission File No.)          (IRS Employer
     of incorporation)                                      Identification No.)


                     201 S. Robert S. Kerr Avenue, Suite 500
                          Oklahoma City, Oklahoma 73102
                    (Address of principal executive offices)
                                   (Zip Code)


                                 (405) 749-9999
              (Registrant's telephone number, including area code)


                             Lone Wolf Energy, Inc.
            (Former name of Registrant, if changed since last report)


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ITEM 1. CHANGES IN CONTROL OF REGISTRANT.

         On March 7, 2002, Fireball Enterprises, LLC, an Oklahoma limited liability company ("Fireball"), bought 7,645,435 shares of the common stock of the Registrant ("Zenex") from a group of selling shareholders. The selling shareholder group included Marc W. Newman, the former President and Chief Executive Officer of Zenex ("Marc Newman"), and Douglas A. Newman, the former Chief Financial Officer and Secretary of Zenex ("Doug Newman"). The transaction terminated all ownership in Zenex by each of the selling shareholders. In addition to the transfer of shares, the transaction also involved the resignations of Marc Newman and Doug Newman and the termination of their employment agreements, the election of new directors and officers, a release of the Newmans as guarantors on certain corporate borrowings and the substitution of certain Fireball principals, and an exchange of mutual releases.

         Fireball paid the selling shareholder group $100,000 in cash for the shares. For the termination of the Newmans' employment agreements and a release of the obligations under the agreements, Zenex transferred to the Newmans the shares that Zenex held in Eagle Building Technologies, Inc. ("Eagle"). See Item
2. Acquisition or Disposition of Assets.

         Fireball is a holding company owned by Tim Aduddell and Richard Spradlin. Prior to the purchase, Fireball owned 7,400,000 shares of Zenex common stock, which represented 26.9% of the total outstanding. With the purchase of the 7,645,434 shares, Fireball owns 15,045,434 shares representing 50.98% of the common stock. Fireball funded the cash purchase price internally and did not borrow funds.

         The selling shareholder group was composed of Marc Newman, Doug Newman, Amy Newman, the spouse of Marc Newman, and Newboy, Inc., a corporation owned and controlled by Marc Newman ("Newboy"). Included in the purchase were 2,000,000 shares, which were issued to the Newmans as consideration for their personal guaranties of a corporate line of credit from a commercial bank. This line of credit was also secured by 5,645,434 shares held by the Newmans. In securing a release of the Newmans' personal guaranties, Fireball has pledged the 5,645,434 shares previously pledged by the Newmans.

         The new directors and executive officers of Zenex are as follows:


           Name                                               Position
           ----                                               --------
        Tim Aduddell                                       Chairman of the Board of Directors

        Ron Carte                                          President and Chief Executive Officer and a
                                                             Director

        Debra G. Morehead                                  Secretary/Treasurer and Chief Financial Officer
                                                             and a Director

ITEM 2. ACQUISITION OR DISPOSITION OF ASSETS.

         On March 7, 2002, Zenex transferred 31,200 shares in Eagle Building Technologies, Inc. ("Eagle"), to Marc Newman and Doug Newman. In exchange, the Newmans released



                                       1
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Zenex from any further obligations under the Newmans' employment agreements. The employment agreements had a term ending January 1, 2003, and termination payments for any termination other than for cause in the amounts of $2.0 million for Marc Newman and $1.0 million for Doug Newman. The transfer of Eagle stock and termination of the employment agreements occurred in connection with the sale of the Newmans' stock in Zenex. See Item 1. Changes in Control of Registrant.

         Eagle purports to own portable brick-making equipment used primarily in developing countries. A recent investigation by the Securities and Exchange Commission has resulted in trading suspension of the Eagle stock and the entry of a preliminary injunction against Eagle relating to irregularities in its financial statements and misstatements in certain press releases. Due to these developments, Zenex is unable to assign a specific value to the 31,200 shares, but believes the value is substantially less than the amounts that it would have been obligated to pay under the employment agreements.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

         (c) Exhibits

                  10.1     Stock Purchase Agreement executed as of March 7, 2002

                  99.1     Press release dated March 15, 2002


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                            ZENEX TELECOM, INC.
                                            Registrant


Date:    March 15, 2002                     /s/ Ron Carte
                                            -----------------------------------
                                            Ron Carte, President and Chief
                                            Executive Officer



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                                INDEX TO EXHIBITS


          EXHIBIT          DESCRIPTION
          -------          -----------

           10.1            Stock Purchase Agreement executed as of March 7, 2002

           99.1            Press release dated March 15, 2002